EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

To Hartford Life, Inc.:

As independent auditors, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed registration statements (i) on Forms S-8 (File Nos. 333-28805 and 333-28807) and (ii) on Forms S-3 (File Nos. 333-21865 and 333-56283).

Deloitte & Touche LLP

Hartford, Connecticut
March 4, 2003